SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Check the appropriate box:

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[ ] Confidential, for use of the Commission only (as permitted by
    Rule 14a-6(e)(2)

                               E'TOWN CORPORATION
-------------------------------------------------------------------------------
                (Name of Registrant As Specified In Its Charter)


-------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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    item 22(a)(2) of Schedule 14A.
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    Rule 14a-6(i)(3).
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

                               E'TOWN CORPORATION

                     600 SOUTH AVENUE, WESTFIELD, N.J. 07090

                               -------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                  MAY 16, 1996

                               -------------------


To the Stockholders of E'TOWN CORPORATION,

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of E'town Corporation will be held at The Westwood, 438 North Avenue, Garwood, New Jersey, on Thursday, May 16, 1996, at 10:00 A.M. for the following purposes:

          1. To elect four members to the Board of Directors for terms to expire at the 1999 Annual Meeting of Stockholders.

          2. To ratify, confirm and approve the act of the Board of Directors, on March 21, 1996, appointing Deloitte & Touche LLP, Parsippany, New Jersey, as the auditors for the Corporation and its subsidiaries for the year 1996.

          3. To transact such other business as may properly be brought before such meeting or any adjournment or adjournments thereof.

     It is proposed to nominate as Directors: Thomas J. Cawley, Anthony S. Cicatiello, John Kean and Chester A. Ring, 3rd for terms of three years.

     The close of business on March 20, 1996, has been fixed as the time for the determination of the stockholders entitled to vote at said meeting, or any adjournments thereof, and only stockholders of record at such time will be entitled to vote at such meeting, or at any adjournments thereof.

     You are urged to sign, date and return the enclosed proxy promptly, using the envelope enclosed for your convenience. You may revoke your proxy at any time prior to the meeting and vote in person at the meeting.


                                        By Order of the Board of Directors,


                                                 Walter M. Braswell
                                                      Secretary

Westfield, New Jersey
March 28, 1996

                               E'TOWN CORPORATION

                     600 SOUTH AVENUE, WESTFIELD, N.J. 07090

                                                                  March 28, 1996

                                 PROXY STATEMENT

     The following statement is furnished in connection with the solicitation by the Board of Directors of E'town Corporation ("E'town" or the "Corporation") of proxies to be used at the Annual Meeting of the holders of the Common Stock of the Corporation, to be held May 16, 1996, at the hour and place set forth in the Notice of Annual Meeting accompanying this Proxy Statement. This Proxy Statement and the accompanying proxy were first sent to stockholders on March 28, 1996.

                         PERSONS MAKING THE SOLICITATION

     This solicitation is made on behalf of the Board of Directors of the Corporation. The cost of soliciting these proxies will be borne by the Corporation. In addition to solicitation by mail, the Corporation may make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to their principals and may reimburse them for their expenses in so doing. The solicitation will be initially by mail, and it may later be decided to make further solicitations by mail, telephone, telefax, or personal call by directors, officers and regular employees of the Corporation. The Corporation has retained Georgeson & Company ("Georgeson") to assist in the solicitation pursuant to which Georgeson will be paid a fee of $5,500 plus expenses.

                     VOTING SECURITIES AND OWNERSHIP THEREOF
                   BY CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     As of March 20, 1996, there were outstanding 7,562,323 shares of the Corporation's Common Stock, the only capital stock entitled to vote at the Annual Meeting. Each share of Common Stock is entitled to one vote. As stated in the Notice of Annual Meeting, only holders of record of the Common Stock on such date will be entitled to vote at the meeting or any adjournment thereof.

     Under current rules of the Securities and Exchange Commission (the "SEC"), a person who directly or indirectly has or shares voting power and/or investment power with respect to a security is considered a beneficial owner of the security. Voting power is the power to vote or direct the vote of shares, and investment power is the power to dispose of or direct the disposition of shares.

     To the knowledge of the Corporation, no persons owned beneficially more than 5% of the outstanding Common Stock as of March 20, 1996.

     The following information pertains to the Common Stock of the Corporation that, to the knowledge of the Corporation, is beneficially owned, directly or indirectly, individually and as a group, by all Directors and Executive Officers of the Corporation and its subsidiaries, Elizabethtown Water Company ("Elizabethtown") and E'town Properties, Inc. ("Properties"), as of March 20, 1996.

                                                       No. of       Percent
Title of Class   Name of Beneficial Owner             Shares(1)    of Class
--------------   ------------------------             ---------    --------
Common Stock.... Brendan T. Byrne....................   1,541         .02
                 Edward F. Cash......................  14,569         .19
                 Thomas J. Cawley....................   9,287         .12
                 Anthony S. Cicatiello...............    --            --
                 Andrew M. Chapman...................  29,060         .38
                 Anne Evans Estabrook................  36,654         .49
                 John Kean........................... 290,004(2)     3.84
                 Robert W. Kean, Jr. ................ 188,627(3)     2.49
                 Robert W. Kean, III.................   4,725         .06
                 Barry T. Parker.....................   2,265(4)      .03
                 Henry S. Patterson, II..............  10,570         .14
                 Hugo M. Pfaltz, Jr. ................   9,098(5)      .12
                 Chester A. Ring, 3rd................  16,797         .22
                 Norbert Wagner......................  19,867         .26

                 Directors and Executive Officers
                   as a group........................  633,064       8.36


----------------
(1) Includes shares held for Executive Officers under the Corporation's Tax Reduction Act Stock Ownership Plan and Elizabethtown's Savings and Investment Plan (the "401(k) Plan") and shares subject to options granted but not yet exercised under the 1982 Incentive Stock Option Plan and 1987 Stock Option Plan.

(2) Includes 270,741 shares held under two trusts for which beneficial owner is a co-trustee and beneficial owner shares voting and investment power with respect to these shares.

(3) Includes 171,567 shares held under a trust for which beneficial owner is a co-trustee and beneficial owner shares voting and investment power with respect to these shares.

(4) Includes 600 shares held under a trust for which beneficial owner is a co-trustee and beneficial owner shares voting and investment power with respect to these shares.

(5) Includes 1,250 shares of Common Stock issuable upon conversion of debentures held by a partnership of which Mr. Pfaltz is a general partner.

                            I. ELECTION OF DIRECTORS

THE BOARD OF DIRECTORS

     The Board of Directors is divided into three classes of directorships, with directors in each class serving staggered three-year terms. At each Annual Meeting of Stockholders, the terms of directors in one of the three classes expire. At that Annual Meeting of Stockholders, directors are elected in a class to succeed the directors whose terms expire. The terms of the directors so elected will expire at the third Annual Meeting of Stockholders thereafter. Accordingly, of the current Directors, three are in the class whose term expires at the 1996 Annual Meeting of Stockholders, four are in the class whose term expires at the 1997 Annual Meeting of Stockholders and four are in the class whose term expires at the 1998 Annual Meeting of Stockholders.

     Arthur P. Morgan, having reached the Board's mandatory retirement age of 72 during his most recent term, is retiring from the Board and not standing for re-election at the Annual Meeting.

     Every stockholder entitled to vote shall have the right to vote the number of shares owned by him or her for as many candidates for election as there are directors to be elected. Directors shall be elected by a plurality of the votes cast at the election. With respect to election of directors, the approval of auditors and any other matter submitted to a vote of stockholders, votes shall be counted by designated agents and tabulated by inspectors, with abstentions and non-votes, including broker non-votes, treated as votes not cast.

     It is intended that the shares of Common Stock represented by the accompanying proxy will be voted at the 1996 Annual Meeting of Stockholders for the election of nominees THOMAS J. CAWLEY, ANTHONY S. CICATIELLO, JOHN KEAN, and CHESTER A. RING, 3RD, who have been designated by the Board of Directors as the four nominees who, if elected, shall serve as Directors in the class of directorships whose members' terms will expire in 1999.

     The Board of Directors has no nominating committee. All of the foregoing nominees are currently Directors of the Corporation except Anthony S. Cicatiello. While it is not anticipated that any of the nominees will be unable to serve, if any such nominee is not a candidate for election as a Director at the 1996 Annual Meeting of Stockholders, the proxy will be voted in favor of such other person or persons in lieu thereof as the present Board of Directors shall determine unless the proxy withholds authority to vote for all nominees.

     The following information relates to the nominees named herein and the other persons whose terms as Directors will continue after the 1996 Annual Meeting of Stockholders.


NOMINEES:

Name, Age and Other Positions,                                     Period Serviced as Director                               Term
if any, with Registrant                                      Business Experience During Past 5 Years                        Expires
----------------------------------------                     ---------------------------------------                        -------
Thomas J. Cawley, 65, Vice
Chairman, Elizabethtown Water
Company.................................   Served as Director of Elizabethtown and the Corporation since                     1999
                                           August 1992, and Properties since July 1987.  In January 1996 he was appointed Vice Chairman of Elizabethtown Water
                                           Company.  From August 1992 to January 1996 he served as
                                           President of Elizabethtown Water Company.  He remains
                                           President of The Mount Holly Water Company.  He served as
                                           Executive Vice President of Elizabethtown from 1987 to 1992.
                                           He joined Elizabethtown in 1969 and served in a variety of operating positions until elected Executive Vice President in
                                           1987.

Anthony S. Cicatiello, 48...............   He is the Chairman of CN Communications International, Inc.,                      1999
                                           a public relations and advertising firm.  He currently serves on the Rutgers University Board of Governors.

John Kean, 66, Member of
Elizabethtown's Pension
Investment Committee....................   Served as Director of Elizabethtown since 1957 and the                            1999
                                           Corporation since March 1985.  He is Chairman of the Board and a Director of NUI Corporation.  He was President and
                                           Chief Executive Officer of NUI Corporation until his retirement in April 1995, and until October 1994, Chairman of the Board and Director of Elizabethtown Gas Company, which was
                                           previously a subsidiary of NUI Corporation.  He is also an
                                           Honorary President of the International Gas Union.
Chester A. Ring, 3rd, 68, Member
of Elizabethtown's Pension
Investment Committee....................   Served as Director of Elizabethtown since December 1982 and                       1999
                                           the Corporation since June 1987.  Effective August 1, 1992, he retired as President of Elizabethtown Water Company.



                                 THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF THESE NOMINEES

                                                             -4-





OTHER DIRECTORS:

Name, Age and Other Positions,                                     Period Serviced as Director                               Term
if any, with Registrant                                      Business Experience During Past 5 Years                        Expires
----------------------------------------                     ---------------------------------------                        -------
Brendan T. Byrne, 71, Member of
Audit, Corporate Planning,
Executive Compensation, Stock
Options and Elizabethtown's
Executive Compensation
Committees..............................   Served as Director of Elizabethtown since July 1982 and the                       1997
                                           Corporation since March 1985.  He has been a partner in the law firm of Carella, Byrne, Bain, Gilfillan, Cecchi, Stewart &
                                           Olstein since 1982.  From 1974 until 1982 he was Governor of the State of New Jersey.  He is also a Director of Ingersoll-
                                           Rand, The Chelsea GCA Group Realty Partnership, LP and
                                           Cali Realty and was a Director of Bell Atlantic of New Jersey
                                           until his retirement in January 1995.

Andrew M. Chapman, 40, Chief
Financial Officer and Treasurer,
E'town Corporation, President,
Elizabethtown Water Company,
Treasurer, E'town Properties,
Inc. ...................................   Served as Director of the Corporation and Elizabethtown since                     1998
                                           May 1995.  Served as Chief Financial Officer of the
                                           Corporation since August 1989 and Treasurer of the
                                           Corporation since November 1990.  He was elected President of Elizabethtown in January 1996.  He served as Executive
                                           Vice President of Elizabethtown from May 1994 to December
                                           1995, Senior Vice President of Elizabethtown from April 1993 to May 1994, Chief Financial Officer of Elizabethtown from
                                           November 1990 to December 1995, and Treasurer of
                                           Elizabethtown from August 1989 to May 1994.  Prior to 1989, he was Director of the Office of Financial Management of the
                                           State of New Jersey, Department of Treasury.

Anne Evans Estabrook, 51,
Vice President, E'town
Corporation, Member of
Corporate Planning and
Elizabethtown's Executive
Compensation Committees.................   Served as Director of Elizabethtown since December 1982, the                      1998
                                           Corporation since March 1985 and Properties since July 1987 and as a Vice President of the Corporation since September
                                           1987.  She has been the owner of Elberon Development Co. (a real estate holding company) since 1984 and is President of
                                           David O. Evans, Inc. (a construction company).  She is a
                                           Director of Summit Bancorp and its subsidiary, United Jersey
                                           Bank.  She is a Public Member of the Governing Board, New
                                           Jersey Economic Development Authority.

                                                       -5-







Name, Age and Other Positions,                                     Period Serviced as Director                               Term
if any, with Registrant                                      Business Experience During Past 5 Years                        Expires
----------------------------------------                     ---------------------------------------                        -------
Robert W. Kean, Jr., 73,
Chairman and Chief Executive
officer, E'town Corporation and
Elizabethtown Water Company.............   Served as Director of Elizabethtown since 1949 and the                            1997
                                           Corporation since March 1985.  He is Chairman of the Board and Chief Executive Officer of both the Corporation and
                                           Elizabethtown.  He was a Director of NUI Corporation until his retirement in March 1996.  He is a Director of New Jersey
                                           Manufacturers Insurance Company and New Jersey Business
                                           and Industry Association.

Robert W. Kean, III, 48,
Executive Vice President,
E'town Properties, Inc. ................   Served as Director of the Corporation since May 1989 and                          1998
                                           Director and Executive Vice President of Properties since July
                                           1987.

Barry T. Parker, 63, Member of
Audit Committee.........................   Served as Director of Elizabethtown since January 1983 and the                    1998
                                           Corporation since 1991.  He has been a partner in the law firm of Parker, McCay & Criscuolo, P. C. since 1967.
Henry S. Patterson, II, 73,
President, E'town Corporation and
E'town Properties, Inc. ................   Served as Director of Elizabethtown since 1959, the                               1997
                                           Corporation since March 1985 and Properties since July 1987.
                                           Served as President of the Corporation since March 1985 and
                                           Properties since July 1987.  He is a Director of Summit
                                           Bancorp and its subsidiaries, United Jersey Bank and UJB
                                           Discount Brokerage.

Hugo M. Pfaltz, Jr., 64,
Member of Corporate Planning,
Executive Compensation, Stock
Options, and Elizabethtown's
Executive Compensation and
Pension Investment Committees...........   Served as Director of Elizabethtown since October 1980, the                       1997
                                           Corporation since June 1987 and Properties since July 1987.
                                           He has been a principal of the law firm of Pfaltz & Woller,
                                           P.A. since 1976.

     Family Relationships. Robert W. Kean, Jr. is a first cousin of John Kean and the father of Robert W. Kean, III.

     Transactions. Utility Billing Services, Inc., a subsidiary of NUI Corporation, of which John Kean is Chairman of the Board and a Director, provides data processing services to Elizabethtown and its subsidiary pursuant to a contract expiring December 31, 1997. The charges for such services totalled $626,276 for the year ended December 31, 1995.

     In July 1994, Elizabethtown entered into a $60,000,000 revolving credit agreement with six banks. United Jersey Bank, of which Anne Evans Estabrook and Henry S. Patterson II are directors, is committed to lend

$5,000,000 under the agreement. At February 29, 1996, there were no loans outstanding. Interest charges paid to United Jersey Bank totaled $105,912 during 1995.

     The law firm of Parker, McCay & Criscuolo, P.C., of which Barry T. Parker is a partner, provided legal services to the Corporation which resulted in $123,624 in legal fees being paid to the firm in 1995.

     The law firm of Lindabury, McCormick & Estabrook, of which the husband of Anne Evans Estabrook is of counsel, provided legal services to the Corporation which resulted in $70,204 in legal fees being paid to the firm in 1995.

     It is the opinion of management that the amounts charged for these services were generally as favorable as those that would be charged for such services by comparable unaffiliated sources. Management periodically reviews the terms of these arrangements to ensure that the costs for these services are comparable to those that would be charged in the general market.

     Meetings and Committees. The Board of Directors of the Corporation held eleven meetings in 1995, with an attendance record by Directors of 98%. There are six committees of the Board of Directors. Unless otherwise indicated, these committees perform the indicated functions for both the Corporation and Elizabethtown.

     The Audit Committee, which met three times in 1995, reviews the scope of the annual audit by the Corporation's independent auditors, receives and reviews the auditors' annual report, annually recommends to the Board of Directors the appointment of independent auditors, subject to approval by the stockholders, and oversees the activities of Elizabethtown's internal auditor. The Audit Committee was composed of Barry T. Parker, Chairman, Brendan T. Byrne and Arthur
P. Morgan.

     The Corporate Planning Committee, which met once during 1995, reviews and makes recommendations to the Board of Directors regarding the Corporation's current and long-range strategic plans and objectives, and any other matters that may be assigned by the Board of Directors to the Committee. The Committee consisted of Brendan T. Byrne, Chairman, Hugo M. Pfaltz, Jr. and Anne Evans Estabrook.

     The Executive Compensation Committee of Elizabethtown (the "Elizabethtown Committee"), which met five times during 1995, reviews and recommends to the Elizabethtown Board of Directors salaries and bonuses as well as awards under incentive programs for officers of Elizabethtown. During 1995, it was composed of Anne Evans Estabrook, Chairperson, Brendan T. Byrne and Hugo M. Pfaltz, Jr. The Executive Compensation Committee of E'town (the "E'town Committee"), which has similar duties with respect to E'town and was composed of Brendan T. Byrne and Hugo M. Pfaltz, Jr., did not meet during 1995.

     The Pension Investment Committee of Elizabethtown meets with the Investment Managers for Elizabethtown's Employees' Retirement Plan Fund to review investment policies and determine recommended investment objectives for the Fund. The Committee also reviews the investment performance of participants' investment options for Elizabethtown's Savings and Investment Plan-401(k) and the investment performance for the trust funds for postretirement benefits. The Committee met five times in 1995 and was composed of Arthur P. Morgan, Chairman, John Kean, Hugo M. Pfaltz, Jr. and Chester A. Ring, 3rd.

     The Stock Options Committee of E'town, which met two times in 1995, and which administers the 1982 Incentive Stock Option Plan and the 1987 Stock Option Plan, consists of Hugo M. Pfaltz, Jr., Chairman, and Brendan T. Byrne.

                              -------------------

     Executive Management Committee. The Boards of Directors of the Corporation and Elizabethtown have established an Executive Management Committee to review general policy and planning matters and make recommendations to the Boards of Directors as to policy decisions. This Committee, which usually meets semi-monthly, is composed of Robert W. Kean, Jr., Anne Evans Estabrook, Thomas J. Cawley, Henry S. Patterson, II and Andrew M. Chapman.

                              -------------------

     Directors' Fees. Directors of the Corporation who are also not officers of Elizabethtown or employees of Properties receive an attendance fee of $550 for Board meetings held on days not coincident with Board meetings of Elizabethtown. Directors of Elizabethtown who are not also officers of Elizabethtown or employees of Properties as of 1995 are paid an annual retainer of $13,000 and a fee of $550 for each meeting of the Board of Directors attended. Prior to April 13, 1995, the annual retainer was $10,000. Directors who are officers of Elizabethtown or employees of Properties are paid a $300 fee for each Board meeting they attend. Prior to April 13, 1995, they were paid a $100 fee for each meeting.

     Members of committees who are not officers of Elizabethtown or employees of Properties are paid $350 for participation at Committee meetings on the same day as regular Board meetings and $550 for meetings held on days other than Board meetings. No fees are paid to members of the Executive Management Committee for attendance at meetings. A Director cannot stand for re-election after his or her 72nd birthday. A retired Director with 10 or more years' service on the Board of Directors becomes eligible at age 72 to receive a pension for life equal to the annual retainer in effect at the date the Director becomes eligible for the pension. A retiring Director with 5 to 9 years of service will receive a pension equal to the annual retainer in effect at the date of retirement. This pension will be paid for the same number of years that the Director served on the Board.

     In addition, Henry S. Patterson, II, who retired as Vice Chairman of Elizabethtown on July 1, 1987, serves as President of the Corporation, for which he receives no salary. In addition to Directors' fees as noted above and retirement benefits accrued under the retirement plans discussed below in respect of his service as an employee prior to his retirement in 1987, Henry S. Patterson, II receives an annual fee of $75,000.

                              -------------------

BOARD OF DIRECTORS' COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     E'town's Executive Compensation Committee (the "E'town Committee") consists of two E'town directors: Brendan T. Byrne and Hugo M. Pfaltz, Jr. The Executive Compensation Committee of Elizabethtown (the "Elizabethtown Committee"), the principal subsidiary of E'town, is composed of three Elizabethtown directors:
Anne Evans Estabrook, Chairperson, Brendan T. Byrne and Hugo M. Pfaltz, Jr.

     Each executive officer named in the Summary Compensation Table is an executive officer of, and is compensated by, Elizabethtown. The Elizabethtown Committee reviews and recommends to Elizabethtown's Board of Directors the salaries and benefits for the executive officers of Elizabethtown. The Elizabethtown Committee designs its executive compensation program to enable Elizabethtown to attract, motivate and retain the caliber of executives required to effectively attain Elizabethtown's objectives.

     The Elizabethtown Committee administers executive compensation to ensure that the compensation remains competitive with levels paid to comparable positions in comparably-sized companies in three groups: water utilities, other utilities and general industry. The select group of water utilities used for comparative purposes includes those set forth in Note 2 to the performance graph entitled "Comparison of Five-Year Cumulative Total Return
v. S&P 500 and Peer Group of Water Utilities."

     The Elizabethtown Committee and the E'town Committee believe that competitive salaries provide the foundation of the executive officer compensation program of E'town and Elizabethtown and are essential for E'town and Elizabethtown to attract and retain qualified executive officers. The Elizabethtown Committee positions executive pay levels at the median of the comparative group, and annually evaluates the continued competitiveness of these levels. The pay program consists primarily of annual merit increases and is sufficiently variable that above average performance is adequately rewarded and below average performance, if it occurs, is not rewarded.

     The E'town Committee can also make restricted stock grants and recommend the granting of stock options. Stock options and restricted stock grants are used primarily to retain and motivate executive officers to improve the long-term stock market performance of E'town. Stock options were granted in 1995 to key employees, excluding Robert W. Kean, Jr. No restricted stock awards have been made since 1992.

     Current SEC regulations also require a discussion of the relationship between the compensation of the Chief Executive Officer (Robert W. Kean, Jr.) and company performance for the last completed fiscal year. In 1995, the Elizabethtown Committee increased Mr. Kean's salary by $25,000. Prior to 1995, Mr. Kean's salary, at his request, had been maintained at its 1988 level. He has also disqualified himself from participation in the Company's incentive plans. The E'town Committee and the Elizabethtown Committee are of the opinion that the value of Mr. Kean's services exceeds his compensation received and that he is presently undercompensated when compared to his peers at the select group of water companies used for comparative purposes.

The Executive Compensation               The Executive Compensation Committee of
  Committee of E'town Corporation:         Elizabethtown Water Company:

         Brendan T. Byrne                      Anne Evans Estabrook, Chairperson
         Hugo M. Pfaltz, Jr.                   Brendan T. Byrne
                                               Hugo M. Pfaltz, Jr.

     The following performance graph illustrates the cumulative total return to stockholders from the beginning of 1991 to the end of 1995 in comparison to the Standard & Poor's ("S&P") 500 and a peer group of water utilities ("Water Utilities") (Note 2). This peer group is included in the statistical survey used by the E'town Committee and the Elizabethtown Committee for comparative purposes.

                               E'TOWN CORPORATION
               COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN(1)
                                       VS.
                  S&P 500 AND PEER GROUP OF WATER UTILITIES(2)

[Note: Graphic image has been replaced by the following table for electronic filing purposes.]

------------------------------------------------------------------------------
                     1990         1991      1992      1993      1994      1995
                     ----         ----      ----      ----      ----      ----
------------------------------------------------------------------------------
E'town             $10,000      $13,007   $13,620   $16,329   $14,719   $18,096
------------------------------------------------------------------------------
S&P 500            $10,000      $13,034   $14,026   $15,433   $15,643   $21,499
------------------------------------------------------------------------------
Water Utilities    $10,000      $14,279   $15,814   $18,018   $16,786   $21,118
------------------------------------------------------------------------------

(1) Assumes $10,000 invested December 31, 1990 in E'town Corporation Common Stock, S&P 500 and Water Utilities. All dividends are assumed to be reinvested over the five-year period. Total returns for each Water Utility were determined in accordance with SEC regulations; i.e. weighted according to each such issuer's stock market capitalization.

(2) Water Utilities: American Water Works, Aquarion, California Water Service, Connecticut Water Service, Consumers Water, Dominguez Services, E'town, IWC Resources, Middlesex Water, Philadelphia Suburban, San Jose Water, Southern California Water, Southwest Water, United Water Resources.

                               E'TOWN CORPORATION
                           Summary Compensation Table

                                                                Annual Compensation                   Long-Term
                                                                                                     Compensation
------------------------------------------------------------------------------------------------------------------------------------
                                                                                  Other Annual        Restricted
     Name & Principal Position          Fiscal         Salary         Bonus       Compensation       Stock Awards        All Other
                                         Year          (1)&(2)         (3)             (4)               (4)           Compensation
------------------------------------------------------------------------------------------------------------------------------------
Robert W. Kean, Jr.
Chairman and Chief Executive             1995         $220,820            $0            $0                  $0           $5,494(5)
Officer, E'town Corporation              1994         $201,250            $0            $0                  $0           $5,903
and Elizabethtown Water                  1993         $201,250            $0            $0                  $0           $5,862
Company
------------------------------------------------------------------------------------------------------------------------------------
Thomas J. Cawley                         1995         $202,166            $0            $0             $18,441           $5,964(5)
Vice Chairman, Elizabethtown             1994         $192,000            $0            $0                  $0           $6,594
Water Company                            1993         $178,877       $10,000            $0                  $0           $6,597
------------------------------------------------------------------------------------------------------------------------------------
Andrew M. Chapman
Chief Financial Officer and              1995         $166,864            $0            $0             $17,739           $5,964(5)
Treasurer of E'town                      1994         $150,869            $0            $0                  $0           $6,223
Corporation and President of             1993         $139,058        $7,500            $0                  $0           $5,836
Elizabethtown Water Company
------------------------------------------------------------------------------------------------------------------------------------
Norbert Wagner                           1995         $124,170            $0            $0              $8,964           $4,743(5)
Senior Vice President,                   1994         $118,558            $0            $0                  $0           $4,890
Elizabethtown Water Company              1993         $111,927        $7,500            $0                  $0           $4,696
------------------------------------------------------------------------------------------------------------------------------------
Edward F. Cash
Vice President - Customer                1995         $120,231            $0            $0              $9,477           $4,095(5)
Services, Elizabethtown Water            1994         $115,323            $0            $0                  $0           $4,756
Company                                  1993         $110,343        $5,000            $0                  $0           $4,630
------------------------------------------------------------------------------------------------------------------------------------

(1) All salaries are paid by Elizabethtown, the Corporation's principal subsidiary.

(2) Includes pretax contributions to the 401(k) Plan and Director's fees for R.W. Kean, Jr., T.J. Cawley and A.M. Chapman.

(3) The bonus payments in 1993 for T.J. Cawley, A.M. Chapman, N. Wagner and E.F. Cash were determined by the Executive Compensation Committee of Elizabethtown based on its evaluation of each executive's contribution to Elizabethtown, taking into account each executive's base salary.

(4) Restricted stock awards granted in 1992 under the E'town Corporation 1990 Performance Stock Program vested in 1995. The number of shares of restricted stock vested in 1995 for executive officers was: T.J. Cawley, 683 shares; A.M. Chapman, 657 shares; N. Wagner, 332 shares; and E.F. Cash, 351 shares. The market value of these shares is shown in the table. R.W. Kean, Jr. has disqualified himself from E'town's 1990 Performance Stock Program.

(5) Includes 401(k) Plan matching contributions by Elizabethtown and life insurance premiums for: R.W. Kean, Jr. $4,620 and $874; T.J. Cawley $4,620 and $1,344; A.M. Chapman $4,620 and $1,344; N. Wagner $3,721 and $1,022; and
    E.F. Cash $3,099 and $996, respectively.

                               E'TOWN CORPORATION
                      OPTION/SAR GRANTS IN LAST FISCAL YEAR

====================================================================================================================================
                                                                                                                     Potential
                                                                                                                Realizable Value at
                                                                                                                   Assumed Annual
                                                                                                                Rates of Stock Price
                                                                                                                  Appreciation for
                                           Individual Grants                                                      Option Term (3)
------------------------------------------------------------------------------------------------------------------------------------
                         Number of
                           Shares             % of Total
                         Underlying          Options/SARs         Exercise
                          Options/            Granted to           or Base
                            SARs             Employees in           Price         Expiration
            Name         Granted(2)           Fiscal Year          ($/Sh)            Date             5%              10%
=================================================================================================================================
----------------------------------------------------------------------------------------------------------------------------
Robert W. Kean, Jr.(1)       --                   --                 --               --              --               --
----------------------------------------------------------------------------------------------------------------------------
Thomas J. Cawley             --                   --                 --               --              --               --
----------------------------------------------------------------------------------------------------------------------------
Andrew M. Chapman         12,000                15.58%             $27.125         4/20/05         $204,780         $518,820
----------------------------------------------------------------------------------------------------------------------------
Norbert Wagner             8,000                10.39%             $27.125         4/20/05         $136,520         $345,880
----------------------------------------------------------------------------------------------------------------------------
Edward F. Cash             4,000                 5.19%             $27.125         4/20/05         $ 68,260         $172,940
=================================================================================================================================

(1) R.W. Kean, Jr. has disqualified himself from participation in the 1982 and 1987 Stock Option Plans.

(2) All options granted in 1995 are exercisable as of April 20, 1996. To date, no Stock Appreciation Rights have been granted under the 1982 or 1987 Stock Option Plans.

(3) These values are not predictions of what the Corporation believes the market value of its Common Stock will be in the next 10 years. They are merely assumed values required to be calculated in accordance with SEC rules.

                 AGGREGATED OPTIONS/SAR EXERCISES IN LAST FISCAL
                   YEAR AND FISCAL YEAR-END OPTION/SAR VALUES

==================================================================================================================================
                                                                                                              Value of all
                                                                             Number of                        Outstanding
                                    Shares                                all Outstanding                     In-the-Money
                                   Acquired                               Options/SARs at                     Options/SARs
                                      on           Aggregate                  12/31/95                        at 12/31/95
                                   Exercise          Value           Unexercisable/Exercisable         Unexercisable/Exercisable
            Name                     (#)            Realized                    (2)                               (2)
==================================================================================================================================
Robert W. Kean, Jr.(1)                --               --                       --                                --
----------------------------------------------------------------------------------------------------------------------------------
Thomas J. Cawley                    3,300           $2,340                      --                                --
----------------------------------------------------------------------------------------------------------------------------------
Andrew M. Chapman                       0               $0                 12,000/15,000                    $36,000/$66,825
----------------------------------------------------------------------------------------------------------------------------------
Norbert Wagner                        850             $603                    8,000/0                          $24,000/$0
----------------------------------------------------------------- ----------------------------------------------------------------
Edward F. Cash                          0               $0                    4,000/0                          $12,000/$0
==================================================================================================================================

(1) R.W. Kean, Jr. has disqualified himself from participation in the 1982 and 1987 Stock Option Plans.

(2) To date, no Stock Appreciation Rights have been granted under the 1982 or 1987 Stock Option Plans.

     Pensions. Elizabethtown's non-contributory defined benefit retirement plan provides that a participant will receive an annual retirement benefit equal in amount to 1.6% (increased from 1.525% as of February 1, 1996) of the participant's final average compensation for the highest four (decreased from five as of February 1, 1996) consecutive calendar years multiplied by the number of years of credited service (up to a maximum of 40). Remuneration covered under the retirement plan includes base wages only. Directors who are not also officers or employees do not participate.

     The following table shows annual pension benefits payable to employees, including officers, upon retirement at age 65, in various remuneration and years-of-service classifications. The compensation taken into account under a tax-qualified plan is subject to a maximum annual limit under the Internal Revenue Code of 1986, as amended, adjusted annually for cost of living increases ($235,840 in 1993, $150,000 in 1994 and 1995, and $155,000 in 1996).



       Highest
     Consecutive                                   Annual Benefits for Years of Service Indicated
      Four-Year       -------------------------------------------------------------------------------------------------------
       Average
     Compensation     10 years         15 years       20 years       25 years       30 years        35 years         40 years
     ------------     --------         --------       --------       --------       --------        --------         --------
     $  75,000         $12,000          $18,000        $24,000       $ 30,000       $ 36,000        $ 42,000         $ 48,000
       100,000          16,000           24,000         32,000         40,000         48,000          56,000           64,000
       125,000          20,000           30,000         40,000         50,000         60,000          70,000           80,000
       150,000          24,000           36,000         48,000         60,000         72,000          84,000           96,000
       175,000          28,000           42,000         56,000         70,000         84,000          98,000          112,000
       200,000          32,000           48,000         64,000         80,000         96,000         112,000          128,000
       225,000          36,000           54,000         72,000         90,000        108,000         126,000          144,000
       250,000          40,000           60,000         80,000        100,000        120,000         140,000          160,000


     The annual benefit amounts shown above are not subject to any deduction for Social Security benefits or other offset amounts. The number of years of service now credited under the retirement plan is as indicated for the following officers: Robert W. Kean, Jr., 40 years; Thomas J. Cawley, 26 years; Andrew M. Chapman, 6 years; Norbert Wagner, 32 years and Edward F. Cash, 37 years.

     Executive officers of Elizabethtown are entitled to either a Supplemental Executive Retirement Plan benefit or a 1995 Supplemental Executive Retirement Plan benefit upon the attainment of the normal retirement age of 65 with a minimum of 20 years service. The benefit payable under each of these plans is an amount equal to the difference between 60% of the average annual base salary for the thirty-six months prior to retirement and the regular pension benefit shown in the table above. The 1995 Plan also provides life insurance equal to two times compensation if death occurs before age 55. The following table shows the annual benefit under each plan payable to executive officers upon retirement at age 65.

      Average Annual
    Base Salary for 36           Annual Supplemental
      Months Prior to           Executive Retirement
        Retirement                   Benefit(1)
    ------------------          --------------------
       $  75,000                     $   45,000
         100,000                         60,000
         125,000                         75,000
         150,000                         90,000
         175,000                        105,000
         200,000                        120,000
         225,000                        135,000
         250,000                        150,000


(1) To be reduced by regular pension benefit shown in prior table.

     Change in Control Agreement. E'town has entered into an agreement with Andrew M. Chapman that provides him certain extended benefits in the event that his employment is terminated by the Corporation (other than for cause) within three years following a change in control of the Corporation. In the event of such a termination, Mr. Chapman would be entitled under the agreement to receive salary and incentive compensation, as well as medical and other benefits, at the rates in effect prior to such termination for a period of thirty months thereafter. In addition, any incentive compensation awards due to Mr. Chapman prior to the change in control but not yet paid would be paid on the date of termination and any restricted stock not vested at the time of the change in control would thereupon become vested. The amounts payable pursuant to the agreement will be reduced, if necessary, to avoid excise tax under the Federal tax laws. The agreement expires on December 31, 1996, subject to automatic annual renewal unless prior notice is given by the Corporation.

                           ELIZABETHTOWN WATER COMPANY

     Elizabethtown is a wholly-owned subsidiary of the Corporation. The Board of Directors of Elizabethtown currently numbers twelve individuals, consisting of the Directors of the Corporation. Eleven of the directors of Elizabethtown will stand for election and it is the intention of the Board of Directors of the Corporation to elect all of such persons as directors of Elizabethtown. If Anthony S. Cicatiello is elected a Director of the Corporation at the Annual Meeting, the Board of Directors of the Corporation intends to elect him a Director of Elizabethtown.

                     II. APPROVAL OF APPOINTMENT OF AUDITORS

     Deloitte & Touche LLP, Two Hilton Court, Parsippany, New Jersey 07054, independent certified public accountants, have been selected by the Board of Directors, upon recommendation of the Audit Committee, to serve as independent auditors of the Corporation for the year ending December 31, 1996.

     The appointment of Deloitte & Touche LLP continues a relationship that began in 1950. Stockholder approval of this appointment is requested. In the event a majority of the votes cast is against approval, the Board of Directors will reconsider the appointment.

     It is expected that representatives of Deloitte & Touche LLP will be present at the Annual Meeting, will have the opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

       THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THIS PROPOSAL.

                               III. OTHER BUSINESS

     Management does not intend to present and does not have any reason to believe that others will present at the 1996 Annual Meeting of Stockholders any item of business other than the proposals set forth herein. However, if other matters are properly presented for a vote, the proxies will be voted upon such matters in accordance with the judgment of the person acting under the proxies. Dissenting stockholders have no rights of appraisal with respect to the proposals set forth herein.

                              STOCKHOLDER PROPOSALS

     Stockholders are entitled to submit proposals on matters appropriate for stockholder action consistent with regulations of the SEC. Should a stockholder intend to present a proposal at next year's annual meeting, it must be received by the Secretary of the corporation (at 600 South Avenue, Westfield, New Jersey 07090) by not later than November 28, 1996 in order to be included in the Corporation's proxy statement and form of proxy relating to that meeting. Under the rules of the SEC, a stockholder submitting a proposal is required to be a record or beneficial owner of at least $1,000 in market value of Common Stock for at least one year prior to the date of submission of the proposal, and he or she must continue to own such securities through the date on which the meeting is held.

                                        On Behalf of the Board of Directors,



                                                  Walter M. Braswell

                                                       Secretary

Westfield, New Jersey

                               E'TOWN CORPORATION


            Map and Directions to the Annual Meeting at The Westwood

                                    APPENDIX
                    (Pursuant to Rule 304 of Regulation S-T)

1. Page 10 contains a description in tabular form of a graph entitled "Perfrmance Graph" which represents the comparison of the cumulative total stockholder return on the Company's Common Stock against the cumulative total return of the Standard and Poor's 500 Stock Index and the Water Utilities Peer Group for the period of each of the years commencing December 31, 1990 and ending December 31, 1995, which graph is contained in the paper format of this Proxy Statement being sent to Stockholders.

                               E'TOWN CORPORATION
                                600 SOUTH AVENUE
                          WESTFIELD, NEW JERSEY 07090

Dear Stockholder:

The Annual Meeting of Stockholders of E'town Corporation will be held at 10:00 a.m. on Thursday, May 16, 1996 at The Westwood, 438 North Avenue, Garwood, New Jersey, for the following purposes:

     1.   To elect four directors to the Board of Directors.

     2. Approval of appointment of Deloitte & Touche LLP as independent auditors.

     3. To transact such other business as may properly be brought before the meeting or any adjournment or adjournments thereof.

To be sure that your vote is counted, we urge you to complete and sign the proxy/voting instruction card below, detach it from this letter and return it in the postage paid envelope enclosed in this package. The giving of such proxy does not affect your right to vote in person if you attend the meeting. The prompt return of your signed proxy will aid the Company in reducing the expense of additional proxy solicitation.

                                            Sincerely,

                                            WALTER M. BRASWELL
                                            Secretary

March 28, 1996



                             Detach Proxy Card Here

-------------------------------------------------------------------------------


------
|    |
------

1. ELECTION OF DIRECTORS:  FOR all nominees [ ]   WITHHOLD AUTHORITY to vote [ ]
                           listed below.          for all nominees listed below.

   *EXCEPTIONS  [ ]

   Nominees: Thomas J. Cawley, Anthony S. Cicatiello, John Kean and Chester A. Ring, 3rd.

   (INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "Exceptions" box and write that nominee's name in the space provided below.)

   *Exceptions ___________________________________________________________

2. To ratify and approve the selection by the Board of Directors of Deloitte & Touche LLP as independent public auditors.

3. In their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment or adjournments thereof.

   FOR [ ]    AGAINST [ ]    ABSTAIN [ ]    I plan to attend the meeting [ ]

                                                    Change of Address and
                                                    or Comments Mark Here  [ ]

                    The signature on this Proxy should correspond exactly with stockholder's name as printed to the left. In the case of joint tenancies, co-executors or co-trustees, both should sign. Persons signing as Attorney, Executor, Administrator, Trustee or Guardian should give their full title.

                    Dated: _____________________________________________, 1996

                    __________________________________________________________
                                            Signature

                    __________________________________________________________
                                            Signature

                    Votes must be indicated
                    (x) in Black or Blue ink. [X]

   Sign, Date and Return the Proxy Card Promptly Using the Enclosed Envelope.

                               E'TOWN CORPORATION

               This Proxy is Solicited by the Board of Directors

             PROXY for Annual Meeting of Stockholders, May 16, 1996

     The undersigned hereby appoints ROBERT W. KEAN, JR. and HENRY S. PATTERSON, II, or any one of them with full power of substitution, attorneys, agents and proxies to vote on behalf of the undersigned all shares of Common Stock of E'TOWN CORPORATION which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held at The Westwood, 438 North Avenue, Garwood, New Jersey, on Thursday, May 16, 1996, at 10:00 A.M., or any adjournments thereof.

     This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholders. If no direction is made, this proxy will be voted FOR Proposals (1) and (2).

                        Continued, and to be signed and dated, on reverse side.


                                                  E'TOWN CORPORATION
                                                  P.O. BOX 11225
                                                  NEW YORK, N.Y. 10203-0225